United states

Securities and exchange commission

WashingTON, d.c., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

April 18, 2019

Date of Report (Date of earliest event reported)

ICTV BRANDS INC.

Exact name of registrant as specified in its charter)

Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.01 TRANSFER OF LISTING.

By letter dated October 19, 2018, OTC Markets notified the Company that the Company’s bid price had closed below $.10 per share for more than 30 consecutive days, that the Company’s market cap had also stayed below $5 million for most of that 30 days, and that as a result the Company no longer met the Standards for Continued Qualification for trading on the OTCQX U.S. tier. The letter granted the Company until April 17, 2019, to regain compliance, during which the applicable criteria would need to be met for 10 consecutive trading days.

As it became apparent that the Company would not be able to regain compliance during the time provided, the Company applied to be traded on the OTCQB marketplace. OTC Markets accepted the Company’s application and the Company was moved to the OTCQB effective April 17, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV Brands Inc.

By:	/s/ Kelvin Claney
Kelvin Claney, Chief Executive Officer

Date: April 18, 2019